UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2021 (December 31, 2020)

REGENERON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

000-19034	13-3444607
(Commission File Number)	(I.R.S. Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York	10591-6707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 847-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock – par value $0.001 per share	REGN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 31, 2020 (the “Grant Date”), the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Regeneron Pharmaceuticals, Inc. (“Regeneron” or the “Company”) granted, and the non-employee members of the Board approved, in lieu of the next five years of equity awards, a special five-year front-load performance-based equity award under the Second Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan (the “Equity Plan”) to each of Leonard S. Schleifer, M.D., Ph.D., President and Chief Executive Officer of the Company (“CEO”), and George D. Yancopoulos, M.D., Ph.D., President and Chief Scientific Officer of the Company (“CSO”).

In revising the compensation structure, the Board took into account shareholder preference for this type of performance-based award. The Board also recognized the Company’s long track record of success for patients, shareholders, and employees achieved under the leadership of Drs. Schleifer and Yancopoulos, as well as the Board’s confidence in their vision for the Company and stewardship of Regeneron for the foreseeable future. The awards are 100% performance-based and are designed to:

•	further align CEO and CSO interests with those of Regeneron’s long-term shareholders by rewarding top performance and eliminating time-based stock options from their compensation program;

•	reward exceptional shareholder value creation over the next eight years (i.e., over the five-year performance period and the subsequent three-year mandatory deferral and holding period); and

•	ensure stability and continuity of leadership to support the achievement of the next phase of Regeneron’s ambitious product, pipeline, and talent development plans.

Historically, annual equity awards to Drs. Schleifer and Yancopoulos overwhelmingly consisted of time-based stock options. In contrast, the current awards consist entirely of performance restricted stock units (“PSUs”). The PSUs will be earned based on predetermined, cumulative total shareholder return (“TSR”) goals with respect to the Company’s common stock over five years based on $478.30 (the most recent closing price of the Company’s common stock at the time of grant) (the “Initial Share Price”); the PSUs will vest (to the extent earned) at the end of the five-year performance period and include a three-year holding requirement once vested, providing for long-term alignment with shareholders and long-term value creation. PSUs above the threshold level are only earned based on achievement of absolute TSR performance. At the target level, PSUs will be earned based on an absolute TSR goal of 65.6%; and maximum payout will only be earned upon achievement of an absolute TSR goal of 140.4%. Each of the awards to Drs. Schleifer and Yancopoulos provides for a target number of 248,108 PSUs and has an aggregate grant date fair value for accounting purposes of approximately $130 million.

The awards were designed following detailed and extensive analysis conducted by the Compensation Committee’s independent compensation consultant under the Compensation Committee’s direction. As a condition to the grant of these awards, it has been agreed that Drs. Schleifer and Yancopoulos will not be entitled to any additional equity or equity-based awards from the Company until the Company’s regular year-end grant cycle in December 2025.

The terms of the PSUs are further described below.

Primary Performance Measure, Performance Period, and Payout Range. The PSUs have a primary performance period of five years from the Grant Date. Between 50% and 250% of the target number of PSUs granted to the recipient may become eligible to vest upon achievement of absolute TSR goals that were derived from compound five-year annual growth rates (“CAGR”) of 5.6% (threshold) to 19.2% (maximum), as set forth in the schedule below:

Performance Level	Absolute TSR Goal[1]	TSR CAGR	Price Target[2]	Payout[3]
Maximum	+140.4%	+19.2%	$ 1,150	250%
	+125.6%	+17.7%	$ 1,079	225%
	+112.4%	+16.3%	$ 1,016	200%
	+99.9%	+14.9%	$ 956	175%
	+87.7%	+13.4%	$ 898	150%
	+76.5%	+12.0%	$ 844	125%
Target	+65.6%	+10.6%	$ 792	100%
	+47.6%	+8.1%	$ 706	75%
Threshold	+31.3%	+5.6%	$ 628	50%

[1]	Starting from the Initial Share Price; to be adjusted for any dividends or other shareholder distributions paid during the performance period.
[2]	Determined by applying the five-year TSR CAGR goals to the Initial Share Price; to be adjusted for any dividends or other shareholder distributions paid out during the performance period.
[3]	Payouts are expressed as a percentage of the target number of PSUs awarded to each recipient. Payouts for performance between the levels set forth in this table are determined by interpolation.

Performance Goal Measurement. The PSUs may be earned at the threshold level beginning March 15, 2021 and may be earned above the threshold level only after the third anniversary of the Grant Date, in each case based on the average closing price of the Company’s common stock over any 20 consecutive trading days. If and to the extent earned, the PSUs vest 100% at the five-year anniversary of the Grant Date, subject to the recipient’s continued service at that time.

Secondary Performance Measure. If no PSUs have been earned during the five-year performance period, then the recipient will have an opportunity to earn a threshold payout at 50% of the target number of PSUs if the Company’s cumulative TSR over such five-year period exceeds, on a relative basis, the cumulative TSR of the Nasdaq Biotech Index (composite return) by at least 200 basis points. The rationale for the minimum payout for exceeding the industry five-year index is that there may be circumstances in which Regeneron outperforms the broader market without reaching the minimum absolute TSR goals, such as in the case of a recession or industry-wide developments outside management’s control.

Holding Period. Earned PSUs are generally subject to a mandatory deferral and holding period of three years after vesting (the “Holding Period”). Earned and vested PSUs are not forfeited upon termination of the recipient’s service with the Company, but the shares deliverable in respect of the PSUs may not be sold or otherwise transferred during the Holding Period (except as described below). The Holding Period ends early upon the recipient’s death or disability or a change in control involving the Company (a “CIC”).

Termination Treatment. The PSUs will continue to be outstanding and may be earned and vest for so long as the recipient serves as an employee or consultant of the Company or a member of the Board. The following provisions further apply to the PSUs in the circumstances described below:

•	Voluntary Termination or Retirement. Upon voluntary termination or retirement from the Company (except where the recipient’s service continues as noted above), any unvested PSUs are forfeited.

•	Termination without Cause/Departure for Good Reason. If the recipient’s employment with Regeneron is terminated without Cause or the recipient leaves his employment with Regeneron for a Good Reason (each as defined in or incorporated by reference into the Equity Plan or the applicable PSU Award Agreement (as defined below)), earnout is measured as of termination and all PSUs earned as of that date vest and remain subject to the Holding Period. In this circumstance, PSUs not earned as of such termination date have 12 additional months to be earned and, to the extent earned, will vest on the fifth anniversary of the Grant Date or the first anniversary of the termination, whichever comes first (with the Holding Period beginning upon such vesting). Unearned PSUs are forfeited at the end of the 12 months.

•	Change in Control. In the case of a CIC, earnout is measured as of the CIC date (using the CIC transaction price), and all PSUs earned as of that date vest with no Holding Period and any unearned PSUs are forfeited immediately.

•	Death or Disability. In the case of the recipient’s death or disability, the PSUs remain outstanding and may be earned during their term and, to the extent earned, are not subject to the Holding Period.

PSU Award Agreements. The PSU awards are made pursuant to PSU agreements under the Equity Plan (the “PSU Award Agreements”) and are subject to the terms of the Company’s Policy Regarding Recoupment or Reduction of Incentive Compensation for Compliance Violations (clawback policy), as in effect from time to time. A form of the PSU Award Agreement will be filed with the U.S. Securities and Exchange Commission as an exhibit to the Annual Report on Form 10-K to be filed by the Company for the year ended December 31, 2020, and such form qualifies the foregoing description of the PSUs by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REGENERON PHARMACEUTICALS, INC.

/s/ Joseph J. LaRosa
Joseph J. LaRosa
Executive Vice President, General Counsel and Secretary

Date: January 5, 2021